CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF SOLE OFFICER

In connection with the Annual Report of First Auto, Inc. a Nevada corporation (the "Company"), on 10-KSB for the February 28, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Dan Sifford, Chief Operating Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dan Sifford
Dan Sifford
Chief Operating Officer
September 11, 2003